Exhibit 99.1

Investor Contact: Larry Kromidas

(618) 258-3206

  News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at Morgan Stanley Basic Materials Conference

Clayton, MO, February 16, 2006 -- Olin Corporation's (NYSE: OLN) senior management will make a presentation at the Morgan Stanley Basic Materials Conference in New York City on February 21 at 10:00 am Eastern Time.

Copies of the presentation slides and background information will be available prior to the presentation to all investors, news media and the general public on Olin's web site www.olin.com in the Investor section under Recent Press Releases and Speeches.

Olin Corporation is a manufacturer concentrated in three business segments: Metals, Chlor Alkali Products and Winchester. Metals products include copper and copper alloy sheet, strip, foil, rod, welded tube, fabricated parts, and stainless steel strip and aluminum strip. Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products. Winchester products include sporting ammunition, canister powder, reloading components, small caliber military ammunition and industrial cartridges.

2006-04